Exhibit 3.1

AMENDED & RESTATED BYE-LAWS

OF

KINIKSA PHARMACEUTICALS, LTD.

TABLE OF CONTENTS

INTERPRETATION	1

1. Definitions	1

SHARES	3

2. Power to Issue Shares	3
3. Power of the Company to Purchase its Shares	3
4. Rights Attaching to Shares	3
5. Calls on Shares	16
6. Forfeiture of Shares	16
7. Share Certificates	17
8. Fractional Shares	18

REGISTRATION OF SHARES	18

9. Register of Members	18
10. Registered Holder Absolute Owner	19
11. Transfer of Registered Shares	19
12. Transmission of Registered Shares	20

ALTERATION OF SHARE CAPITAL	22

13. Power to Alter Capital	22
14. Variation of Rights Attaching to Shares	22

DIVIDENDS AND CAPITALISATION	22

15. Dividends	22
16. Power to Set Aside Profits	23
17. Method of Payment	23
18. Capitalisation	23

MEETINGS OF MEMBERS	24

19. Annual General Meetings	24
20. Special General Meetings	24
21. Requisitioned General Meetings	24
22. Notice	24
23. Giving Notice and Access	25
24. Postponement or Cancellation of General Meeting	26
25. Electronic Participation and Security in Meetings	26

26. Quorum at General Meetings	26
27. Chairman to Preside at General Meetings	27
28. Voting on Resolutions	27
29. Power to Demand a Vote on a Poll	27
30. Voting by Joint Holders of Shares	29
31. Instrument of Proxy	29
32. Representation of Corporate Member	30
33. Adjournment of General Meeting	30
34. Written Resolutions	31
35. Directors Attendance at General Meetings	31

DIRECTORS AND OFFICERS	32

36. Election of Directors	32
37. Number of Directors	32
38. Classes of Directors	32
39. Term of Office of Directors	33
40. Removal of Directors	33
41. Vacancy in the Office of Director	33
42. Remuneration of Directors	34
43. Defect in Appointment	34
44. Directors to Manage Business	34
45. Powers of the Board of Directors	34
46. Register of Directors and Officers	36
47. Appointment of Officers	36
48. Appointment of Secretary	36
49. Duties of Officers	36
50. Remuneration of Officers	36
51. Conflicts of Interest	36
52. Indemnification and Exculpation of Directors and Officers	37

MEETINGS OF THE BOARD OF DIRECTORS	38

53. Board Meetings	38
54. Notice of Board Meetings	38
55. Electronic Participation in Meetings	38
56. Representation of Corporate Director	38
57. Quorum at Board Meetings	39
58. Board to Continue in the Event of Vacancy	39
59. Chairman to Preside	39
60. Written Resolutions	39
61. Validity of Prior Acts of the Board	39

CORPORATE RECORDS	39

62. Minutes	39
63. Place Where Corporate Records Kept	40
64. Form and Use of Seal	40

ACCOUNTS	40

65. Records of Account	40
66. Financial Year End	40

AUDITS	41

67. Annual Audit	41
68. Appointment of Auditor	41
69. Remuneration of Auditor	41
70. Duties of Auditor	41
71. Access to Records	41
72. Financial Statements and the Auditor’s Report	41
73. Vacancy in the Office of Auditor	42

BUSINESS COMBINATIONS	42

74. Business Combinations	42

VOLUNTARY WINDING-UP AND DISSOLUTION	48

75. Winding-Up	48

CHANGES TO CONSTITUTION	48

76. Changes to Bye-laws	48
77. Discontinuance	49
78. Default Jurisdiction	49

Kiniksa Pharamceuticals, Ltd.

INTERPRETATION

1.                                      Definitions

1.1                               In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Auditor	includes an individual, company or partnership;

Board

the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company;

Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2                               In these Bye-laws, where not inconsistent with the context:

(a)                                 words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter genders;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 the words:-

(i)                                     “may” shall be construed as permissive; and

(ii)                                  “shall” shall be construed as imperative;

(e)                                  a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)                                   the phrase “issued and outstanding” in relation to shares, means shares in issue other than Treasury Shares;

(g)                                  the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(h)                                 unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3                               In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4                               Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.                                      Power to Issue Shares

2.1                               Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2                               Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.                                      Power of the Company to Purchase its Shares

3.1                               The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2                               The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.                                      Rights Attaching to Shares

Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided as follows:

4.1                               The Company is authorised to issue five classes of shares to be designated “Class A Common Shares,” “Class A1 Common Shares,” “Class B Common Shares,” “Class B1 Common Shares” and “Preferred Shares”, each as designated by the Board upon original issue. The Class A Common Shares, Class A1 Common Shares, Class B Common Shares and Class B1 Common Shares are sometimes referred to herein as the “Common Shares” when referring to all such classes or any of them, as the context requires. In addition to the rights specifically assigned in these Bye-laws to each class of Common Shares, the Common Shares shall, subject to these Bye-laws:

(a)                                 be entitled to such dividends as the Board may from time to time declare;

(b)                                 in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(c)                                  generally be entitled to enjoy all of the rights attaching to shares.

4.2                               The following is a statement of the additional designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of shares of the Company.

A.            CLASS A COMMON SHARES

(1)           General.  The voting, dividend and liquidation rights of the holders of the Class A Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part A, Class A Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A1 Common Shares, Class B Common Shares and Class B1 Common Shares.

(2)           Voting.   The holders of the Class A Common Shares are entitled to notice of and to attend all general meetings of the Company and to one (1) vote for each Class A Common Share held at all general meetings of the Company (including, for greater certainty upon the adoption of resolutions in writing in lieu of a general meeting); provided, however, that, except as otherwise required by law, holders of Class A Common Shares, as such, shall not be entitled to vote on any amendment to the Memorandum of Association or to these Bye-laws that relates solely to the terms of one or more outstanding series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Memorandum of Association, or pursuant to these Bye-laws or pursuant to the Act.  There shall be no cumulative voting.  The number of authorised Class A Common Shares may be increased or decreased (but not below the number of authorised Class A Common Shares then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the voting power of the issued and outstanding shares entitled to vote.

B.            CLASS B COMMON SHARES

(1)           General.  The voting, dividend and liquidation rights of the holders of the Class B Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part B, Class B Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Shares, Class A1 Common Shares and Class B1 Common Shares.

(2)           Voting.  The holders of the Class B Common Shares are entitled to notice of and to attend all general meetings of the Company and to ten (10) votes for each Class

B Common Share held at all general meetings of the Company (including, for greater certainty upon the adoption of resolutions in writing in lieu of a general meeting); provided, however, that, except as otherwise required by law, holders of Class B Common Shares, as such, shall not be entitled to vote on any amendment to the Memorandum of Association or to these Bye-laws that relates solely to the terms of one or more outstanding series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Memorandum of Association, or pursuant to these Bye-laws or pursuant to the Act.  There shall be no cumulative voting.  The number of authorised Class B Common Shares may be increased or decreased (but not below the number of authorised Class B Common Shares then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the voting power of the issued and outstanding shares entitled to vote.

(3)           Automatic Conversion.  Each Class B Common Share shall automatically, without further action by the holder thereof, be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share upon the occurrence of a Transfer, other than a Permitted Transfer, of such Class B Common Share. The Company’s Register of Members shall be updated to effect such conversion immediately upon the effectiveness of such Transfer and each outstanding share certificate that, immediately prior to such Transfer, represented one or more Class B Common Shares subject to such Transfer shall, upon and after such Transfer, be deemed to represent an equal number of Class A Common Shares, without the need for surrender or exchange thereof. The Company shall, upon the request of each such holder and upon receipt of such holder’s outstanding certificate, issue and deliver to such holder new certificates representing such holder’s Class A Common Shares.  Upon the conversion of any Class B Common Share pursuant to the foregoing provisions, the number of authorised Class B Common Shares shall be diminished by the number of Class B Common Shares that were so converted and the number of Class A Common Shares shall increase in the same amount.

For purposes of this Section B(3), the following terms shall have the following meanings:

“Family Member” shall mean with respect to any natural person who is a Qualified Shareholder, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Shareholder.

“Qualified Shareholder” shall mean: (a) the registered holder of a Class B Common Share; (b) the initial registered holder of any Class B Common Shares that are originally issued by the Company pursuant to the exercise or conversion of options or warrants or other equity awards for Class B Common Shares; (c) each natural person who Transferred Class B Common Shares or equity awards therefor (including any option or warrant exercisable or convertible into Class B Common Shares) to a Permitted Entity that is or becomes a Qualified Shareholder; and (d) a Permitted Transferee.

“Permitted Entity” shall mean with respect to a Qualified Shareholder: (a) a Permitted Trust solely for the benefit of (i) such Qualified Shareholder, (ii) one or more Family Members of such Qualified Shareholder and/or (iii) any other Permitted Entity of such Qualified Shareholder; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Shareholder, (ii) one or more Family Members of such Qualified Shareholder and/or (iii) any other Permitted Entity of such Qualified Shareholder.

“Transfer” of a Class B Common Share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of such Class B Common Share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership).

“Permitted Transfer” shall mean, and be restricted to, any Transfer of a Class B Common Share:

(a)           by a Qualified Shareholder to (i) one or more Family Members of such Qualified Shareholder, (ii) the shareholders, members, partners or other equity holders of such Qualified Shareholder or (iii) any Permitted Entity of such Qualified Shareholder; or

(b)           by a Permitted Entity of a Qualified Shareholder to (i) such Qualified Shareholder or one or more Family Members of such Qualified Shareholder or (ii) any other Permitted Entity of such Qualified Shareholder.

“Permitted Transferee” shall mean a transferee of Class B Common Shares received in a Transfer that constitutes a Permitted Transfer.

“Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Shareholder, (b) a Family Member or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(4)           Optional Conversion.

(4.1)        Each Class B Common Share shall be convertible into one (1) fully paid and non-assessable Class A Common Share at the option of the holder thereof at any time by providing written notice to the Company. Before any holder of Class B Common Shares shall be entitled to convert any of such Class B Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share.  The Company shall issue and deliver at such office to such holder of Class B Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class B Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class A Common Shares as of such date. Upon the conversion of any Class B Common Share pursuant to the foregoing provisions, the number of authorised Class B Common Shares shall be diminished by the number of Class B Common Shares that were so converted and the number of Class A Common Shares shall increase in the same amount.

(4.2)        Each Class B Common Share shall be convertible into one (1) fully paid and non-assessable Class B1 Common Share at the option of the holder thereof at any time by providing written notice to the Company. Before any holder of Class B Common Shares shall be entitled to convert any of such Class B Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class B1 Common Share.  The Company shall issue and deliver at such office to such holder of Class B Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class B1 Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class B Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class B1 Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class B1 Common Shares as of such date. Upon the conversion of any Class B Common Share pursuant to the foregoing provisions, the number of authorised Class B Common Shares shall be diminished by the number of Class B Common Shares that were so converted and the number of Class B1 Common Shares shall increase in the same amount.

C.            CLASS A1 COMMON SHARES

(1)           General.  The dividend and liquidation rights of the holders of the Class A1 Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part C, Class A1 Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Shares, Class B Common Shares and Class B1 Common Shares.

(2)           Voting.  The holders of the outstanding Class A1 Common Shares shall possess no voting power whatsoever, either general or specific. The number of authorised Class A1 Common Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the voting power of the issued and outstanding shares entitled to vote.

(3)           Optional Conversion.  Each Class A1 Common Share shall be convertible into one (1) fully paid and non-assessable Class A Common Share at the option of the holder thereof at any time by providing written notice to the Company; provided, however, that the holder of such Class A1 Common Shares shall be prohibited from converting such shares if, immediately prior to or following such conversion (or portion of such conversion thereof) the holder, together with its affiliates and any member of a Section 13(d) group, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) more than 4.99% (the “Beneficial Ownership Limitation”) of the issued and outstanding Class A Common Shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act, which Beneficial Ownership Limitation may be increased, decreased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company. Before any holder of Class A1 Common Shares shall be entitled to convert any of such Class A1 Common

Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class A1 Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class A1 Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class A1 Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share.  The Company shall issue and deliver at such office to such holder of Class A1 Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the Class A1 Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class A Common Shares as of such date. Upon the conversion of any Class A1 Common Share pursuant to the foregoing provisions, the number of authorised Class A1 Common Shares shall be diminished by the number of Class A1 Common Shares that were so converted and the number of Class A Common Shares shall increase in the same amount. Any purported delivery of any number of Class A Common Shares or any other security upon conversion of Class A1 Common Shares shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the converting holder of Class A1 Common Shares would have beneficial ownership in excess of the Beneficial Ownership Limitation.  All converting holders of Class A1 Common Shares shall disclose to the Company the number of Class A Common Shares or other applicable class of equity securities that it, its affiliates or any member of a Section 13(d) group with such holder owns or has the right to acquire through the exercise or conversion of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting a notice of conversion of Class A1 Common Shares to the Company.

D.            CLASS B1 COMMON SHARES

(1)           General.  The dividend and liquidation rights of the holders of the Class B1 Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part D, Class B1 Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Shares, Class A1 Common Shares and Class B Common Shares.

(2)           Voting.  The holders of the outstanding Class B1 Common Shares shall possess no voting power whatsoever, either general or specific. The number of authorised Class B1 Common Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the voting power of the issued and outstanding shares entitled to vote.

(3)           Automatic Conversion.  Each Class B1 Common Share shall automatically, without further action by the holder thereof, be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share upon the occurrence of a Transfer, other than a Permitted Transfer, of such Class B1 Common Share. The Company’s Register of Members shall be updated to effect such conversion immediately upon the effectiveness of such Transfer and each outstanding share certificate that, immediately prior to such Transfer, represented one or more Class B1 Common Shares subject to such Transfer shall, upon and after such Transfer, be deemed to represent an equal number of Class A Common Shares, without the need for surrender or exchange thereof. The Company shall, upon the request of each such holder and upon receipt of such holder’s outstanding certificate, issue and deliver to such holder new certificates representing such holder’s Class A Common Shares.  Upon the conversion of any Class B1 Common Share pursuant to the foregoing provisions, the number of authorised Class B1 Common Shares shall be diminished by the number of Class B1 Common Shares that were so converted and the number of Class A Common Shares shall increase in the same amount.

For purposes of this Section D(3), the following terms shall have the following meanings:

“Family Member” shall mean with respect to any natural person who is a Qualified Shareholder, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Shareholder.

“Qualified Shareholder” shall mean: (a) the registered holder of a Class B1 Common Share; (b) the initial registered holder of any Class B1 Common Shares that are originally issued by the Company pursuant to the exercise or conversion of options or warrants or other equity awards for Class B1 Common Shares; (c) each natural person who Transferred Class B1 Common Shares or equity awards therefor (including any option or warrant exercisable or convertible into Class B1 Common Shares) to a Permitted Entity that is or becomes a Qualified Shareholder; and (d) a Permitted Transferee.

“Permitted Entity” shall mean with respect to a Qualified Shareholder: (a) a Permitted Trust solely for the benefit of (i) such Qualified Shareholder, (ii) one or more Family Members of such Qualified Shareholder and/or (iii) any other Permitted Entity of such Qualified Shareholder; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Shareholder, (ii) one or more Family Members of such Qualified Shareholder and/or (iii) any other Permitted Entity of such Qualified Shareholder.

“Transfer” of a Class B1 Common Share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of such Class B1 Common Share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership).

“Permitted Transfer” shall mean, and be restricted to, any Transfer of a Class B1 Common Share:

(a)                                 by a Qualified Shareholder to (i) one or more Family Members of such Qualified Shareholder, (ii) the shareholders, members, partners or other equity holders of such Qualified Shareholder or (iii) any Permitted Entity of such Qualified Shareholder; or

(b)                                 by a Permitted Entity of a Qualified Shareholder to (i) such Qualified Shareholder or one or more Family Members of such Qualified Shareholder or (ii) any other Permitted Entity of such Qualified Shareholder.

“Permitted Transferee” shall mean a transferee of Class B1 Common Shares received in a Transfer that constitutes a Permitted Transfer.

“Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Shareholder, (b) a Family Member or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(4)                                 Optional Conversion.

(4.1)                       Each Class B1 Common Share shall be convertible into one (1) fully paid and non-assessable Class A Common Share at the option of the holder thereof at any time by providing written notice to the Company;  provided, however, that the holder of such Class B1 Common Shares shall be prohibited from converting such shares if, immediately prior to or following such conversion (or portion of such conversion thereof), the holder, together with its affiliates, and any member of a Section 13(d) group, beneficially owns or would beneficially own as determined in accordance with

Section 13(d) of the Exchange Act more than the Beneficial Ownership Limitation of the issued and outstanding Class A Common Shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act, which Beneficial Ownership Limitation may be increased, decreased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company. Before any holder of Class B1 Common Shares shall be entitled to convert any of such Class B1 Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B1 Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B1 Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B1 Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share.  The Company shall issue and deliver at such office to such holder of Class B1 Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the Class B1 Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class A Common Shares as of such date. Upon the conversion of any Class B1 Common Share pursuant to the foregoing provisions, the number of authorised Class B1 Common Shares shall be diminished by the number of Class B1 Common Shares that were so converted and the number of Class A Common Shares shall increase in the same amount. Any purported delivery of any number of Class A Common Shares or any other security upon conversion of Class B1 Common Shares shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the converting holder of Class B1 Common Shares would have beneficial ownership in excess of the Beneficial Ownership Limitation. All converting holders of Class B1 Common Shares shall disclose to the Company the number of Class A Common Shares or other applicable class of equity securities that it, its affiliates or any member of a Section 13(d) group with such holder owns or has the right to acquire through the exercise or conversion of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting a notice of conversion of Class B1 Common Shares to the Company.

(4.2)                       Each Class B1 Common Share shall be convertible into one (1) fully paid and non-assessable Class B Common Share at the option of the holder thereof at any time by providing written notice to the Company;  provided, however, that the holder of such Class B1 Common Shares shall be prohibited from converting such shares if, immediately prior to or following such conversion (or portion of such conversion thereof), the holder, together with its affiliates, and any member of a Section 13(d) group, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act more than the Beneficial Ownership Limitation of the issued and outstanding Class A Common Shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act, which Beneficial Ownership Limitation may be increased, decreased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company. Before any holder of Class B1 Common Shares shall be entitled to convert any of such Class B1 Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B1 Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B1 Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B1 Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class B Common Share.  The Company shall issue and deliver at such office to such holder of Class B1 Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class B Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the Class B1 Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class B Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class B Common Shares as of such date. Upon the conversion of any Class B1 Common Share pursuant to the foregoing provisions, the number of authorised Class B1 Common Shares shall be diminished by the number of Class B1 Common Shares that were so converted and the number of Class B Common Shares shall increase in the same amount. Any purported delivery of any number of Class B Common Shares or any other security upon conversion of Class B1 Common Shares shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the converting holder of Class B1 Common Shares would have beneficial ownership in excess of the Beneficial Ownership Limitation. All converting holders of Class B1 Common Shares shall disclose to the Company the number of Class A Common Shares or other applicable class of equity securities that it, its affiliates or any member of a Section 13(d) group with such holder owns or has the right to acquire through the exercise or conversion of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting a notice of conversion of Class B1 Common Shares to the Company.

E. PREFERRED SHARES

(1)                                 The Board is authorised to provide for the issuance of the Preferred Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preferred Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preferred Shares, to vary the rights attached to any other series of Preferred Shares).  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)                                 the number of shares constituting that series and the distinctive designation of that series;

(b)                                 the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)                                  whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)                                 whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)                                  whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)                                   whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)                                  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)                                 the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series;

(i)                                     the rights of holders of that series to elect or appoint directors; and

(j)                                    any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

(2)                                 Conversion. Any Preferred Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preferred Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board or as part of any other series of Preferred Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preferred Shares.

4.3                               At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.4                               All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.                                      Calls on Shares

5.1                               The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2                               Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3                               The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4                               The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

6.                                      Forfeiture of Shares

6.1                               If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

6.2                               If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.  Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3                               A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4                               The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.                                      Share Certificates

7.1                               Subject to the provisions of this Bye-law 7, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2                               The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3                               If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.4                               Notwithstanding any provisions of these Bye-laws:

(a)                                 the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)                                 unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

8.                                      Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.                                      Register of Members

9.1                               The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2                               The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.                               Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.                               Transfer of Registered Shares

11.1                        An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

FOR VALUE RECEIVED                         [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

11.2                        Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3                        The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

11.4                        The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5                        The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up.  The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6                        Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.7                        Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

12.                               Transmission of Registered Shares

12.1                        In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2                        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

12.3                        On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4                        Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.                               Power to Alter Capital

13.1                        The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2                        Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.                               Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

15.                               Dividends

15.1                        The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.  No unpaid dividend shall bear interest as against the Company.

15.2                        The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3                        The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.4                        The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

16.                               Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.                               Method of Payment

17.1                        Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or bank draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may direct in writing, or by transfer to such account as the Member may direct in writing.

17.2                        In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing.  If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

17.3                        The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

17.4                        Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account.  Such payment shall not constitute the Company a trustee in respect thereof.

17.5                        The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address.  The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

18.                               Capitalisation

18.1                        The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

18.2                        The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.                               Annual General Meetings

An annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

20.                               Special General Meetings

The president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

21.                               Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.                               Notice

22.1                        At least twenty days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2                        At least twenty days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3                        The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4                        A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5                        The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.                               Giving Notice and Access

23.1                        A notice may be given by the Company to a Member:

(a)                                 by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)                                 by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)                                  by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)                                 by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)                                  by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2                        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3                        In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.                               Postponement or Cancellation of General Meeting

The Secretary may, and on the instruction of the chairman or president of the Company or the Board, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting.  Fresh notice of the date, time and place for a postponed meeting shall be given to each Member in accordance with these Bye-laws.

25.                               Electronic Participation and Security in Meetings

25.1                        Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

25.2                        The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

26.                               Quorum at General Meetings

26.1                        At any general meeting two or more persons present throughout the meeting and representing in person or by proxy a majority of the voting power of the issued and outstanding shares in the Company shall form a quorum for the transaction of business.

26.2                        If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

27.                               Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of the voting power of the issued and outstanding shares of those attending and entitled to vote at a general meeting, the chairman of the Company, if there be one who is present, and if not the president of the Company, if there be one who is present, shall act as chairman of such meeting.  In their absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

28.                               Voting on Resolutions

28.1                        Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

28.2                        No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

28.3                        At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4                        In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

28.5                        At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

28.6                        At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.                               Power to Demand a Vote on a Poll

29.1                        Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)                                 the chairman of such meeting; or

(b)                                 at least three Members present in person or represented by proxy; or

(c)                                  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)                                 any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

29.2                        Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

29.3                        A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct.  Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4                        Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct.  At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose, and the result of the poll shall be declared by the chairman of the meeting.

30.                               Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

31.                               Instrument of Proxy

31.1                        A Member may appoint a proxy by

(a)                                 an instrument in writing in substantially the following form or such other form as the Board or the chairman of the meeting shall accept:

Proxy

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof.  [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

or

(b)                                 such telephonic, electronic or other means as may be approved by the Board from time to time.

31.2                        The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

31.3                        A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

31.4                        The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

32.                               Representation of Corporate Member

32.1                        A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

32.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

33.                               Adjournment of General Meeting

33.1                        The chairman of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting power of the issued and outstanding shares of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting power of the issued and outstanding shares of those Members present in person or by proxy) adjourn the meeting.

33.2                        The chairman of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to him that:

(a)                                 it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)                                 the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)                                  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

33.3                        Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

34.                               Written Resolutions

34.1                        Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law.

34.2                        Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon.  The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

34.3                        A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

34.4                        A resolution in writing may be signed in any number of counterparts.

34.5                        A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

34.6                        A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

34.7                        This Bye-law shall not apply to:

(a)                                 a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)                                 a resolution passed for the purpose of removing a Director before the expiration of his term of office.

34.8                        For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

35.                               Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

36.                               Election of Directors

36.1                        Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors.  Any Member or the Board may propose any person for election as a Director.  Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director.  Where a Director is to be elected:

(a)                                 at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)                                 at a special general meeting, such notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

36.2                        Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

36.3                        At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

37.                               Number of Directors

The Board shall consist of such number of Directors being not less than five Directors and not more than such maximum number of Directors as the Board may from time to time determine.

38.                               Classes of Directors

The Directors shall be divided into three classes designated Class I, Class II and Class III.  Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

39.                               Term of Office of Directors

At the first general meeting which is held after the date of adoption of these Bye-laws for the purpose of electing Directors, the Class I Directors shall be elected for a three year term of office, the Class II Directors shall be elected for a one year term of office and the Class III Directors shall be elected for a two year term of office.  At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term.  If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.  A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 41.

40.                               Removal of Directors

40.1                        Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors at an annual general meeting may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director only with cause and by the affirmative vote of a majority of votes entitled to be cast by all such Members, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2                        If a Director is removed from the Board under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed.  In the absence of such election or appointment, the Board may fill the vacancy.

40.3                        For the purposes of this Bye-law, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

41.                               Vacancy in the Office of Director

41.1                        The office of Director shall be vacated if the Director:

(a)                                 is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)                                 is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or dies; or

(d)                                 resigns his office by notice to the Company.

41.2                        The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

42.                               Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them (or, in the case of a director that is a corporation, by their representative or representatives) in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

43.                               Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.                               Directors to Manage Business

The business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

45.                               Powers of the Board of Directors

The Board may:

(a)                                 appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)                                 exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)                                  appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)                                 appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)                                  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)                                   procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)                                  delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)                                 delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)                                     present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)                                    in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)                                 authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.                               Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.                               Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

48.                               Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

49.                               Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

50.                               Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

51.                               Conflicts of Interest

51.1                        Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties.  Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2                        A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

51.3                        An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)                                 vote in respect of such contract or proposed contract; and/or

(b)                                 be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the

Interested Director shall not be liable to account to the Company for any profit realised thereby.

52.                               Indemnification and Exculpation of Directors and Officers

52.1                        The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

52.2                        The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

52.3                        The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

53.                               Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.  Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.                               Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.  Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

55.                               Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.                               Representation of Corporate Director

56.1                        A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any Board meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

56.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

57.                               Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be the greater of (i) a majority of the Directors at any time in office and (ii) one-third of the number of Directors established by the Board pursuant to Bye-Law 37.

58.                               Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

59.                               Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending a Board meeting, the chairman of the Company, if there be one who is present, and if not, the president of the Company, if there be one who is present, shall act as chairman at such Board meeting.  In their absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

60.                               Written Resolutions

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director.

61.                               Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.                               Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                 of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, Board meetings, and meetings of committees appointed by the Board.

63.                               Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.                               Form and Use of Seal

64.1                        The Company may adopt a seal in such form as the Board may determine.  The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2                        A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

64.3                        A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.                               Records of Account

65.1                        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)                                 all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  all assets and liabilities of the Company.

65.2                        Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3                        Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.                               Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.                               Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.                               Appointment of Auditor

68.1                        Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

68.2                        The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.                               Remuneration of Auditor

69.1                        The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.2                        The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

70.                               Duties of Auditor

70.1                        The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2                        The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.                               Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

72.                               Financial Statements and the Auditor’s Report

72.1                        Subject to the following bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)                                 be laid before the Members at the annual general meeting; or

(b)                                 be received, accepted, adopted or approved by the Members by written resolution passed in accordance with these Bye-laws.

72.2                        If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

73.                               Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

BUSINESS COMBINATIONS

74.                               Business Combinations

74.1                        (a)                                 Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person became an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of a majority of the voting power of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder unless:

(i)                                     prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder;

(ii)                                  upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting power of the issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are Directors and also Officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(iii)                               following the date of the consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Business Combination is approved by the Board and authorized at an annual or special general meeting, by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder.

(b)                                 The restrictions contained in this Bye-law 74.1 shall not apply if:

(i)                                     a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(ii)                                  the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)                                 a merger, amalgamation or consolidation of the Company (except a merger or amalgamation in respect of which, pursuant to the Act, no vote of the Members is required);

(b)                                 a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

(c)                                  a proposed tender or exchange offer for 50% or more of the voting power of the issued and outstanding voting shares of the Company.

(c)                                  For the purpose of this Bye-law 74 only, the term:

(i)                                     “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii)                                  “associate”, when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii)                               “Business Combination”, when used in reference to the Company and any Interested Shareholder of the Company, means:

(a)                                 any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(b)                                 any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

(c)                                  any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of any class or series of shares;

(d)                                 any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(e)                                  any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(iv)                              “control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the voting power of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v)                                 “Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (8) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vi)                              “person” means any individual, company, partnership, unincorporated association or other entity;

(vii)                           “voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors, provided that, when used in reference to a vote to approve a merger or amalgamation of the Company which the Act requires to be approved by the Members, such term includes any shares entitled to vote on such matter pursuant to the Act, whether or not they are otherwise entitled to vote and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity; and references to percentages of “voting shares” shall be read as references to shares carrying such percentages of votes;

(viii)                        “owner”, including the terms “own” and “owned”, when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(a)                                 beneficially owns such shares, directly or indirectly; or

(b)                                 has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)                                  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

74.2                        In respect of any Business Combination to which the restrictions contained in Bye-law 74.1 do not apply but which the Act requires to be approved by the Members:

(a)                                 where such Business Combination has been approved by the Board, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 26 and 28 respectively; and

(b)                                 where such Business Combination has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding voting shares of the Company.

74.3                        In respect of any merger or amalgamation which is not a Business Combination but which the Act requires to be approved by the Members:

(a)                                 where such merger or amalgamation has been approved by the Board, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 26 and 28 respectively; and

(b)                                 where such merger or amalgamation has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding voting shares of the Company.

74.4                        The Board shall ensure that the bye-laws or other constitutional documents of each entity wholly-owned or majority-owned by the Company shall contain any provisions necessary to ensure that the intent of Bye-law 74.1, as it relates to the actions of such entities, is achieved.

VOLUNTARY WINDING-UP AND DISSOLUTION

75.                               Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

76.                               Changes to Bye-laws

76.1                        Subject to Bye-law 76.2, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

76.2                        Bye-laws 36, 37, 38, 39, 40, 74 and 76 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66% of the Directors then in office and by a resolution of the Members including the affirmative vote of shares carrying not less than 66% of the voting power of the issued and outstanding shares.

77.                               Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

78.                               Default Jurisdiction

In the event that any dispute arises concerning the Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been a breach of the Act or these Bye-laws by any Officer or Director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company), and unless the Company consents in writing to the selection of an alternative jurisdiction, any such dispute shall be subject to the jurisdiction of the Supreme Court of Bermuda.  If any provision or provisions of this Bye-Law 78 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Bye-Law 78 (including, without limitation, each portion of any sentence of this Bye-Law 78 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.